                                                                       EXHIBIT 8


Gentlemen:

               I have been advised that as of the date hereof I may be deemed to be an "affiliate" of UTI Energy Corp., a Delaware corporation ("UTI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated hereunder, the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2001 (the "Merger Agreement"), UTI will be merged with and into Patterson Energy, Inc., a Delaware corporation ("PEC"), in consideration of Surviving Corporation Common Stock (as hereinafter defined), with PEC as the surviving corporation (the "Surviving Corporation").

               As used herein, "UTI Common Stock" means the Common Stock, par value $0.001 per share, of UTI and "Surviving Corporation Common Stock" means the Common Stock, par value $0.01 per share, of PEC.

               I represent, warrant, and covenant to PEC that in the event I receive any Surviving Corporation Common Stock as a result of the Merger:

               A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Securities Act.

               B. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock, to the extent I felt necessary, with my counsel or counsel for Surviving Corporation.

               C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of UTI, I may be deemed to be an affiliate of UTI, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Securities Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the Merger unless
(i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Surviving

Corporation such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

               D. I understand that Surviving Corporation is under no obligation to register under the Securities Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

               E. I also understand that stop transfer instructions will be given to Surviving Corporation's transfer agent with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for any Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefore, a legend stating in substance:

                      "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of February 4, 2001, between the registered holder hereof and the issuer of this certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefore."

               F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferree:

                      "The shares represented by this certificate have not been
               registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged, or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

               It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by the delivery of substitute certificates without such legend if the undersigned shall have delivered to Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Surviving Corporation, to the effect that such legend is not required for purposes of the Securities Act.

               I understand that (a) Surviving Corporation will supply me with any information necessary to enable me to make routine sales of any Surviving Corporation Common Stock acquired by me in the Merger as may be permitted, by and in accordance with, the provisions of Rule 144 under the Securities Act or any similar rule of the Commission hereafter applicable, and (b) Surviving Corporation will comply with all requirements of the Securities Exchange Act of 1934 rules and regulations promulgated thereunder, (the "Exchange Act") with respect to the filing by Surviving Corporation of annual, periodic and other reports on a timely basis in a manner sufficient to allow sales of any such Surviving Corporation Common Stock by me during the three year period following the Effective Time (as defined in the Merger Agreement) if such sales are otherwise permitted by law or regulation. Upon my written request, Surviving Corporation shall furnish me with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1), or if Surviving Corporation is not then subject to Section 13 or 15(d) of the Exchange Act, that it has made publicly available the information concerning Surviving Corporation required by Rule 144(c)(2).

               I further represent to and covenant with PEC and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer, or otherwise dispose of any shares of PEC Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-closing combined operations have been published by PEC and the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Surviving Corporation will give stop transfer instructions to its transfer agent in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, if PEC advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.



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                                            Very truly yours,


                                            REMY CAPITAL PARTNERS III, L.P., by
                                            Remy Investors and Consultants,
                                            Incorporated, its sole general
                                            partner



                                            By: /s/ MARK S. SIEGEL
                                               ---------------------------------
                                            Name:     Mark S. Siegel
                                            Title:    President


Accepted this 13th day of
March, 2001


UTI ENERGY CORP.

/s/ JOHN E. VOLLMER III
------------------------------------
By:  John E. Vollmer III
Its: Senior Vice President, Chief Financial Officer,
        Secretary and Treasurer


PATTERSON ENERGY, INC.

/s/ JONATHAN D. NELSON
------------------------------------
By:  Jonathan D. Nelson
Its: Vice President-Finance, Chief Financial Officer,
        Secretary and Treasurer